Exhibit 10.31

Southern California Chapter of the Society of Industrial and Office Realtors,® Inc.

INDUSTRIAL REAL ESTATE LEASE
(SINGLE-TENANT FACILITY)

ARTICLE ONE:                    BASIC TERMS

This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below.  Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01.          Date of Lease:  July 20, 2000

Section 1.02.          Landlord (include legal entity):  MAJESTIC-MAPA PROPERTIES, LLC., a California limited liability company and MAJESTIC REALTY CO., a California corporation

Address of Landlord:          13191 Crossroads Parkway North, 6th Floor
City of Industry, CA  91746

Section 1.03.         Tenant (include legal entity):  GILEAD SCIENCES, INC. a Delaware corporation

Address of Tenant:             333 Lakeside Drive
Foster City, California  94404

Section 1.04.         Property (include street address, approximate square footage-and description):  that approximately 53,600 square foot building situated on approximately 2.75 acres of land and more commonly known as 542 West Covina Boulevard, San Dimas, California as outlined in red on Exhibit “A”, subject to the non-exclusive use of such area outlined in green.

Section 1.05.         Lease Term:  5 years — months beginning on * or such other date as is specified in this Lease, and ending on **

Section 1.06.         Permitted Uses:  (See Article Five)  Only for general office, laboratory warehousing and manufacturing of pharmaceutical products.

Section 1.07.         Tenant’s Guarantor:  (If none, so state)  None

Section 1.08.         Brokers:  (See Article Fourteen)  (If none, so state)

Landlord’s Broker:               Majestic Realty Co.

Tenant’s Broker:                  Julien J. Studley, Inc.

Section 1.09.         Commission Payable to Landlord’s Broker: (See Article Fourteen)  $ per separate agreement

Section 1.10.         Initial Security Deposit:  (See Section 3.03) $23,584.00

*              the sixty (60) days after the later to occur of: (i) the date the existing tenant vacates the Property and (ii) the date Landlord substantially completes Landlord’s Work.

**           the fifth (5th) anniversary of the Lease Commencement Date.

© 1988	Southern California Chapter
of the Society of Industrial
	and Office Realtors,® Inc.	(Single-Tenant Net Form)
[Gilead Sciences, Inc.]
[542 West Covina Blvd., San Dimas, CA]

Section 1.11.          Vehicle Parking Spaces Allocated to Tenant:  per Exhibit “A”

Section 1.12.          Rent and Other Charges Payable by Tenant:

(a)           Base Rent:  Twenty-Three Thousand Five Hundred Eighty-Four and no/100 Dollars ($23,584.00 ) per month for the first twenty-four (24) months, as provided in Section 3.01, and shall be increased on the first day of the – See Addendum Section 1.12 – month(s) after the Commencement Date.

(b)           Other Periodic Payments:  (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Impounds for Insurance Premiums and Property Taxes (See Section 4.07); (v) Maintenance, Repairs and Alterations (See Article Six).

Section 1.13.          Landlord’s Share of Profit on Assignment or Sublease:  (See Section 9.05)  fifty percent (50%) of the Profit (the “Landlord’s Share”).

Section 1.14.          Riders:  The following Riders are attached to and made a part of this Lease:  (If none, so state)  Addendum pages 1 through 10, Option to Extend Term Lease Rider, and Exhibits “A”, “B’’, “C”, “D” and “E”

ARTICLE TWO:                   LEASE TERM

Section 2.01.          Lease of Property For Lease Term.  Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term.  The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease.  The “Commencement Date” shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

Section 2.02.          Delay in Commencement.  Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property with Landlord’s Work substantially completed to Tenant by April 1, 2001.  Landlord’s non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property with Landlord’s Work substantially completed to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month.  If Landlord does not deliver possession of the Property with Landlord’s Work substantially completed to Tenant within one hundred eighty (180) days, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the one hundred eighty (180)-day period ends.  If Tenant gives such notice, the Lease shall be cancelled and neither Landlord nor Tenant shall have any further obligations to the other.  If Tenant does not give such notice, Tenant’s right to cancel the Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property with Landlord’s Work substantially completed to Tenant.  If delivery of possession of the Property to Tenant is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and expiration date of the Lease.  Failure to execute such amendment shall not affect the actual Commencement Date and expiration date of the Lease.

Section 2.03.          Early Occupancy.  If Tenant occupies the Property for the purpose of conducting business therein prior to the Commencement Date, Tenant’s occupancy of the Property shall be subject to all of the provisions of this Lease.  Early occupancy of the Property shall not advance the expiration date of this Lease.  Tenant shall pay Base Rent and all other charges specified in this Lease for such early occupancy period.

Section 2.04.          Holding Over.  Tenant shall vacate the Property upon the expiration or earlier termination of this Lease.  Tenant shall reimburse Landlord for and indemnify Landlord against all damages which Landlord incurs from Tenant’s delay in vacating the Property.  If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Property shall be a “month-to-month” tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

ARTICLE THREE:               BASE RENT

Section 3.01.          Time and Manner of Payment.  Upon execution of this Lease, Tenant shall pay Landlord the Base Rent in the amount stated in Paragraph 1.12(a) above for the first month of the Lease Term.  On the first day of the second month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand.  The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing.

Section 3.02.          Intentionally Deleted.

Section 3.03.          Security Deposit; Increases.

(a)           Upon the execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.10 above.  Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant.  If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s written request.  Tenant’s failure to do so shall be a material default under this Lease.  No interest shall be paid on the Security Deposit.  Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.

(b)           Each time the Base Rent is increased, Tenant shall deposit additional funds with Landlord sufficient to increase the Security Deposit to an amount which bears the same relationship to the adjusted Base Rent as the initial Security Deposit bore to the initial Base Rent.

Section 3.04.          Termination; Advance Payments.  Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.

ARTICLE FOUR:                 OTHER CHARGES PAYABLE BY TENANT

Section 4.01.          Additional Rent.  All charges payable by Tenant other than Base Rent are called “Additional Rent.”  Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent.  The term “rent” shall mean Base Rent and Additional Rent.

Section 4.02.          Property Taxes.

(a)           Real Property Taxes.  Tenant shall pay all real property taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term.  Subject to Paragraph 4.02(c) and Section 4.07 below, such payment shall be made at least ten (10) days prior to the delinquency date of the taxes.  Within such ten (10) -day period, Tenant shall furnish Landlord with satisfactory evidence that the real property taxes have been paid.  Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term.  If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.  Alternatively, Landlord may elect to bill Tenant in advance for such taxes and Tenant shall pay Landlord the amount of such taxes, as Additional Rent, at least ten (10) days prior to delinquency.  Landlord shall pay such taxes prior to delinquency provided Tenant has timely made such payments to Landlord.  Any penalty caused by Tenant’s failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand.

(b)           Definition of “Real Property Tax.”  “Real property tax” means: (i) any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property; (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by applicable law, or other transfer of all or part of Landlord’s interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax.  “Real property tax” does not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(c)           Joint Assessment.  If the Property is not separately assessed, Landlord shall reasonably determine Tenant’s share of the real property tax payable by Tenant under Paragraph 4.02(a) from the assessor’s worksheets or other reasonably available information.  Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

(d)           Personal Property Taxes.

(i)            Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant.  Tenant shall try to have personal property taxed separately from the Property.

(ii)           If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

(e)           Tenant’s Right to Contest Taxes.  Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes.  If required by law, Landlord shall join in the proceedings brought by Tenant.  However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord.  Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings.  If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest-bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant.  The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant’s action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord.  The deposit shall be applied to the real property taxes due, as determined at such proceedings.  The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a “tax sale” or similar, enforcement proceeding.

Section 4.03.          Utilities.  Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.  However, if any services or utilities are jointly metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within fifteen (15) days after receipt of Landlord’s written statement.

Section 4.04.          Insurance Policies.

(a)           Liability Insurance.  During the Lease Term, Tenant shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property.  Tenant shall name Landlord as an additional insured under such policy.  The initial amount of such insurance shall be Three Million Dollars ($3,000,000.00) per occurrence and shall be subject to periodic increase based upon industry standards for similar facilities.  The liability insurance obtained by Tenant under this Paragraph 4.04(a) shall (i) be primary and non-contributing; (ii) contain cross-liability endorsements; and (iii) insure Landlord against Tenant’s performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant.  The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease.  Landlord may also obtain comprehensive public liability insurance in an amount and with coverage determined by Landlord insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property.  The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b)           Property and Rental Income Insurance.  During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property in the full amount of its replacement value.  Such policy shall contain an Inflation Guard Endorsement and shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which Landlord deems reasonably necessary.  Landlord shall have the right to obtain flood and earthquake insurance if required by any lender holding a security interest in the Property.  Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property.  During the Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus estimated real property taxes and insurance premiums.  Tenant shall be liable for the payment of any deductible amount under Landlord’s or Tenant’s insurance policies maintained pursuant to this Section 4.04; provided, however, Landlord’s insurance deductible shall not exceed Ten Thousand Dollars ($10,000).  Tenant shall not do or permit anything to be done which invalidates any such insurance policies.  Upon Tenant’s request, Landlord shall provide Tenant a certificate evidencing such insurance.

(c)           Payment of Premiums.  Subject to Section 4.07, Tenant shall pay all premiums for the insurance policies described in Paragraphs 4.04(a) and (b) (whether obtained by Landlord or Tenant) within fifteen (15) days after Tenant’s receipt of a copy of the premium statement or other evidence of the amount due, except Landlord shall pay all premiums for non-primary comprehensive public liability insurance which Landlord elects to obtain as provided in Paragraph 4.04(a).  If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Property showing in reasonable detail how Tenant’s share of the premium was computed.  If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable for Tenant’s prorated share of the insurance premiums.  Before the Commencement Date, Tenant shall deliver to Landlord a copy of any policy of insurance which Tenant is required to maintain under this Section 4.04.  At least thirty (30) days prior to the expiration of any such policy, Tenant shall deliver to Landlord a renewal of such policy.  As an alternative to providing a policy of insurance, Tenant shall have the right to provide Landlord a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information which Landlord reasonably requires.

(d)           General Insurance Provisions.

(i)            Any insurance which Tenant is required to maintain under this Lease shall include a provision which requires the insurance carrier to give Landlord not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(ii)           If Tenant fails to deliver any policy, certificate or renewal to Landlord required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii)          Landlord and Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-12 or better, as set forth in the most current issue of “Best Key Rating Guide”.  Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future.  Tenant acknowledges that the insurance described in this Section 4.04 is for the primary benefit of Landlord.  If at any time during the Lease

Term, Tenant or Landlord is unable to maintain the insurance required under the Lease, Landlord and Tenant shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time.  Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests.  Therefore, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv)          Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage.  Upon obtaining the required policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of subrogation.  Landlord’s and Tenant’s insurance policies described in this Section shall contain a provision waiving the carrier’s right to subrogation.

Section 4.05.          Late Charges.  Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs.  The exact amount of such costs are impractical or extremely difficult to ascertain.  Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property.  Therefore, if Landlord does not receive any rent payment within ten (10) days after it becomes due, provided Landlord has given Tenant forty-eight (48) hours written notice and Tenant has still failed to pay such Base Rent (which forty-eight (48) hours shall run concurrently with such ten (10) day period), Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount.  The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

Section 4.06.          Interest on Past Due Obligations.  Any amount owed by one party hereunder to the other which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date of such amount.  However, interest shall not be payable on late charges to be paid by Tenant under this Lease.  The payment of interest on such amounts shall not excuse or cure any default under this Lease.  If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

Section 4.07.          Impounds for Insurance Premiums and Real Property Taxes.  If Tenant is more than ten (10) days late in the payment of Base Rent more than twice in any consecutive twelve (12) -month period, Tenant shall pay Landlord a sum equal to one-twelfth (1/12) of the annual real property taxes and insurance premiums payable by Tenant under this Lease, together with each payment of Base Rent.  Landlord shall hold such payments in a non-interest bearing impound account.  If unknown, Landlord shall reasonably estimate the amount of real property taxes and insurance premiums when due.  Tenant shall pay any deficiency of funds in the impound account to Landlord upon written request.  If Tenant, defaults under this Lease, Landlord may apply any funds in the impound account to any obligation then due under this Lease.

ARTICLE FIVE:                   USE OF PROPERTY

Section 5.01.          Permitted Uses.  Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

Section 5.02.          Manner of Use.  Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste.  Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant’s occupancy of the Property and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act.

See Addendum Section 5.02

Section 5.03.          Intentionally Deleted.

See Addendum Section 5.03

Section 5.04.          Signs and Auctions.  Tenant shall not place any signs on the Property without Landlord’s prior written consent.  Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property.

See Addendum Section 5.04

Section 5.05.          Indemnity.  Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from:  (a) Tenant’s use of the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property, (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant.  Tenant shall defend Landlord against any such cost, claim or liability at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs incurred by Landlord in connection with any such claim.  As a material part of the consideration to Landlord, Tenant assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord’s or Landlord’s employees’, agents’ or contractors’ active negligence or willful misconduct.  As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable.

See Addendum Section 5.05.

Section 5.06.          Landlord’s Access.  Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties; to do any other act or to inspect and conduct tests in order to monitor Tenant’s compliance with all applicable environmental laws and all laws governing the presence and use of Hazardous Material; or for any other purpose Landlord deems necessary.  Landlord shall give Tenant 24-hour prior notice of such entry, except in the case of an emergency and Landlord agrees to allow a representative of Tenant to accompany Landlord and further agrees to comply with Tenant’s reasonable security measures.  Landlord may place customary “For Sale” or “For Lease” signs on the Property.

Section 5.07.          Quiet Possession.  If Tenant pays the rent and complies with all other terms of this Lease, Tenant may occupy and .enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

ARTICLE SIX:                     CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND
ALTERATIONS

Section 6.01.          Existing Conditions.  Subject to the provisions of this Lease, Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders.  Except as provided herein, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use.  Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property and is not relying on any representations of Landlord or any Broker with respect thereto.  If Landlord or Landlord’s Broker has provided a Property Information Sheet or other Disclosure Statement regarding the Property, a copy is attached as an exhibit to the Lease.

Section 6.02.          Exemption of Landlord from Liability.  Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or from other sources or places; or (d) any act or omission of any other tenant of Landlord.  Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant.  The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s or Landlord’s employees’, agents’ or contractors’ active negligence or willful misconduct.

Section 6.03.          Landlord’s Obligations.

See Addendum Section 6.03.

Section 6.04.          Tenant’s Obligations.

(a)           Except as provided in Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), Tenant shall keep all portions of the Property (including structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair (including interior repainting and refinishing, as needed).  If any portion of the Property or any system or equipment in the Property which Tenant is obligated to repair cannot be fully repaired or restored, Tenant shall promptly replace such portion of the Property or system or equipment in the Property, regardless of whether the benefit of such replacement extends beyond the Lease Term; but if the benefit or useful life of such replacement extends beyond the Lease Term (as such term may be extended by exercise of any options), the useful life of such replacement shall be prorated over the remaining portion of the Lease Term (as extended), and Tenant shall be liable only for that portion of the cost which is applicable to the Lease Term (as extended).  Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor.  Subject to the provisions of Section 4.04(d)(iv), if any part of the Property is damaged by any act or omission of Tenant, Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property.  It is the intention of Landlord and Tenant that at all times Tenant shall maintain the portions of the Property which Tenant is obligated to maintain in an attractive, first-class and fully operative condition.

(b)           Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole expense.  If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04 or is not using all reasonable efforts to do so, Landlord may, upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant.  In such case, Tenant shall reimburse Landlord for all costs incurred in performing such maintenance or repair immediately upon demand.

Section 6.05.          Alterations, Additions, and Improvements.

(a)           Tenant shall not make any alterations, additions, or improvements to the Property without Landlord’s prior written consent, which shall not be unreasonably withheld, except for non-structural alterations which do not exceed Forty Thousand Dollars ($40,000.00) in cost per project and which are not visible from the outside of any building of which the Property is part.  Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord.  Tenant shall promptly remove any alterations, additions, or improvements constructed in violation of this Paragraph 6.05(a) upon Landlord’s written request.  All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, and by a contractor approved by Landlord, which shall not be unreasonably withheld.  Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials.

(b)           Tenant shall pay when due all claims for labor and material furnished to or for the Tenant Group at the Property.  Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether Landlord’s consent to such work is required.  Landlord may elect to record and post notices of non-responsibility on the Property.

Section 6.06.          Condition upon Termination.  Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease.  However, Tenant shall not be obligated to repair any damage which Landlord is required to repair in accordance with this Lease.  In addition, Landlord may require Tenant to remove any alterations, additions or improvements (whether or not made with Landlord’s consent) prior to the expiration of the Lease and to restore the Property to its prior condition, all at Tenant’s expense.  All alterations, additions and improvements which Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of the Lease, except that Tenant may remove any of Tenant’s machinery or equipment which can be removed without material damage to the Property.  Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery or equipment.  In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent:  any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

See Addendum Section 6.06

ARTICLE SEVEN:               DAMAGE OR DESTRUCTION

Section 7.01.          Partial Damage to Property.

(a)           Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property.  If the Property is only partially damaged (i.e., less than fifty percent (50%) of the Property is untenantable as a result of such damage or less than fifty percent (50%) of Tenant’s operations are materially impaired) and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible.  Landlord may elect (but is not required) to repair any damage to Tenant’s fixtures, equipment, or improvements.

(b)           If (i) Landlord has maintained the insurance required to be maintained under Paragraph 4.04(b) and the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair; (ii) the cause of the damage is not covered by such insurance policies; or (iii) the holder of any mortgage on the Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, Landlord may elect either to (i) repair damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (ii) terminate this Lease as of the date the damage occurred.  Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage whether Landlord elects to repair the damage or terminate the Lease.  If Landlord elects to repair the damage, Tenant shall pay Landlord the “deductible amount” (if any) under Landlord’s insurance policies and, if the damage was due to an act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, the difference between the actual cost of repair and any insurance proceeds received by Landlord.  If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located.  Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant.  Tenant shall give Landlord written notice of such election within ten (10) days after receiving Landlord’s termination notice.

(c)           If the damage to the Property occurs during the last six (6) months of the Lease Term and such damage will require more than thirty (30) days to repair, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds.  The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.

Section 7.02.          Substantial or Total Destruction.  If the Property is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Property is greater than partial damage as described in Section 7.01), and regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate the later of (i) the date the destruction occurred or (ii) the date Tenant ceases to do business at the Property.  Notwithstanding the preceding sentence, if the Property can be rebuilt within six (6) months after the date of destruction, Landlord may elect to rebuild the Property at Landlord’s own expense, in which case this Lease shall remain in full force and effect.  Landlord shall notify Tenant of such election within thirty (30) days after Tenant’s notice of the occurrence of total or substantial destruction.  If Landlord so elects, Landlord shall rebuild the Property at Landlord’s sole expense, except that if the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

Section 7.03.          Temporary Reduction of Rent.  If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Property is impaired.  Except for such possible reduction in Base Rent, insurance premiums and real property taxes, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.04.          Waiver.  Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial or total destruction of the leased property.  Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT:                CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first.  If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession).  If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property.  Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property; the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant’s trade fixtures or removable persona] property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise.  If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority.  If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense.

ARTICLE NINE:                   ASSIGNMENT AND) SUBLETTING

Section 9.01.          Landlord’s Consent Required.  No portion of the Property or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord’s prior written consent, except as provided in Section 9.02 below.  Landlord has the right to grant or withhold its consent as provided in Section 9.05 below.  Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease.

Section 9.02.          Tenant Affiliate.

See Addendum Section 9.02.

Section 9.03.          No Release of Tenant.  No transfer permitted by this Article Nine, whether with or without Landlord’s consent, shall release Tenant or change Tenant’s primary liability to pay the rent and to perform all other obligations of Tenant under this Lease.  Landlord’s acceptance of rent from any other person is not a waiver of any provision of this Article Nine.  Consent to one transfer is not a consent to any subsequent transfer.  If Tenant’s transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee.  Landlord may consent to subsequent assignments or modifications of this Lease by Tenant’s transferee, without notifying Tenant or obtaining its consent.  Such action shall not relieve Tenant’s liability under this Lease.

Section 9.04.          Offer to Terminate.  If Tenant desires to assign the Lease or sublease all of the Property, and if Landlord elects in writing to terminate this Lease pursuant to Section 9.5, the Lease shall terminate as of the commencement date of a new lease between Landlord and the proposed assignee or subtenant and all the terms and provisions of the Lease governing termination shall apply.  If Landlord does not so elect, the Lease shall continue in effect until otherwise terminated and the provisions of Section 9.05 with respect to any proposed transfer shall continue to apply.

Section 9.05.          Landlord’s Consent.

(a)           Tenant’s request for consent to any transfer described in Section 9.01 shall set forth in writing the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), and any other information Landlord reasonably deems relevant.  Landlord shall have the right to elect to terminate this Lease, or to withhold consent, if reasonable, or to grant consent, based on the following factors:  (i) the business of the proposed assignee or subtenant and the proposed use of the Property; (ii) the net worth and financial reputation of the proposed assignee or subtenant; and (iii) Tenant’s compliance with all of its obligations under the Lease.  If Landlord objects to a proposed assignment solely because of the net worth and/or financial reputation of the proposed assignee, Tenant may nonetheless sublease (but not assign), all or a portion of the Property to the proposed transferee, but only on the other terms of the proposed transfer.

(b)           If Tenant assigns or subleases, the following shall apply:

(i)            If Tenant assigns or subleases more than 37,000 square feet of the Property in the aggregate, then Tenant shall pay to Landlord as Additional Rent under the Lease the Landlord’s Share (stated in Section 1.13) of the Profit (defined below) on such transaction as and when received by Tenant, unless Landlord gives written notice to Tenant and the assignee or subtenant that Landlord’s Share shall be paid by the assignee or subtenant to Landlord directly.  The “Profit” means (A) all amounts paid to Tenant for such assignment or sublease, including “key” money, monthly rent in excess of the monthly rent payable under the Lease, and all fees and other consideration paid for the assignment or sublease, including fees under any collateral agreements, less (B) costs and expenses directly incurred by Tenant in connection with the execution and performance of such assignment or sublease for real estate broker’s commissions and costs of renovation or construction of tenant improvement required under such assignment or sublease.  Tenant is entitled to recover such costs and expenses before Tenant is obligated to pay the Landlord’s Share to Landlord.  The Profit in the case of a sublease of less than all the Property is the rent allocable to the subleased space as a percentage on a square footage basis.

(ii)           Tenant shall provide Landlord a written statement certifying all amounts to be paid from any assignment or sublease of the Property within thirty (30) days after the transaction documentation is signed, and Landlord may inspect Tenant’s relevant books and records to verify the accuracy of such statement.  On written request, Tenant shall promptly furnish to Landlord copies of all the transaction documentation, all of which shall be certified by Tenant to be complete, true and correct.  Landlord’s receipt of Landlord’s Share shall not be a consent to any further assignment or subletting.  The breach of Tenant’s obligation under this Paragraph 9.05(b) shall be a material default of the Lease.

Section 9.06.          No Merger.  No merger shall result from Tenant’s sublease of the Property under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner.  In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

ARTICLE TEN:                    DEFAULTS; REMEDIES

Section 10.01.        Covenants and Conditions.  Tenant’s performance of each obligation under this Lease is a condition as well as a covenant.  Tenant’s right to continue in possession of the Property is conditioned upon Tenant’s performance.  Time is of the essence in the performance of all covenants and conditions.

Section 10.02.        Defaults.  Tenant shall be in material default under this Lease:

(a)           If Tenant fails to pay rent and abandons the Property or if Tenant’s vacation of the Property results in the cancellation of any insurance described in Section 4.04;

(b)           If Tenant fails to pay rent when due or any other charge within ten (10) days from receipt of such bill or statement from Landlord;

(c)           If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) -day period and thereafter diligently pursues its completion.  The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

(d)           (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.  If a court of competent jurisdiction determines’ that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

(e)           If any guarantor of the Lease revokes or otherwise terminates, or purports to revoke or otherwise terminate, any guaranty of all or any portion of Tenant’s obligations under the Lease.  Unless otherwise expressly provided, no guaranty of the Lease is revocable.

Section 10.03.        Remedies.  On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, following three (3) days written notice or demand (which may be in the form of a three (3) day notice to pay rent or quit and which time may run concurrently therewith) and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a)           Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord.  If Tenant shall be served with a demand for the payment of past due rent or any other charge, any payments rendered thereafter to cure any default by Tenant shall be made only by cashier’s check.  In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable.  As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate.  As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).  If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a); and/or (ii) proceeding under Paragraph 10.03(b).

(b)           Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property.  In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due; Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign subject only to reasonable limitations);

(c)           Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

Section 10.04.        Intentionally Deleted.

Section 10.05.        Automatic Termination.  Notwithstanding any other term or provision hereof to the contrary, the Lease shall terminate on the occurrence of any act which affirms the Landlord’s intention to terminate the Lease as provided in Section 10.03 hereof, including the filing of an unlawful detainer action against Tenant.  On such termination, Landlord’s damages for default shall include all costs and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencement, pursuing and/or defending of any action in any bankruptcy court or other court with respect to the Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Property.  All such damages suffered (apart from Base Rent and other rent payable hereunder) shall constitute pecuniary damages which must be reimbursed to Landlord prior to assumption of the Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding.

Section 10.06.        Cumulative Remedies.  Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

Section 10.07.        See Addendum

ARTICLE ELEVEN:             PROTECTION OF LENDERS

Section 11.01.        Subordination.  Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded.  Tenant shall cooperate with Landlord and any lender which is acquiring a security interest in the Property or the Lease.  Tenant shall execute such further document and assurances as such lender may require in the form attached hereto as Exhibit “B” or such other form as is then required by Landlord’s lender, provided that such agreement contains a non-disturbance agreement in favor of Tenant and provided further that Tenant’s obligations under this Lease shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and Tenant shall not be deprived of its rights under this Lease.  Tenant’s right to quiet possession of the Property during the Lease Term shall not be distributed if Tenant pays the rent and performs all of Tenant’s obligations under this Lease and is not otherwise in default.  If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

See Addendum Section 11.01

Section 11.02.        Attornment.  If Landlord’s interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as Landlord under this Lease.  Tenant waives the protection of any current or future statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord’s interest.

Section 11.03.        Signing of Documents.  Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so, provided that such agreement includes a non-disturbance provision in favor of Tenant.  If Tenant fails to do so within fifteen (15) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee               or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document so long as such instrument complies with the provisions of this Article Eleven.

Section 11.04.        Estoppel Certificates.

(a)           Upon Landlord’s written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement in the form attached hereto as Exhibit “C” or such other form as is then required by Landlord’s lender, certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require.  Tenant shall deliver such statement to Landlord within fifteen (15) days after Landlord’s request.  Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property.  Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b)           If Tenant does not deliver such statement to Landlord within such fifteen (15) -day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts:  (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease.  In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.05.        Tenant’s Financial Condition.  Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord Tenant’s then existing financial statements to verify the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant.  In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property.  Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement.  All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease.

ARTICLE TWELVE:            LEGAL COSTS

Section 12.01.        Legal Proceedings.  If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any costs or expenses that the Nondefaulting Party incurs in connection with any breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered.  Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.  Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs.  The losing party in such action shall pay such attorneys’ fees and costs.  Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant Group; (c) otherwise arising out of or resulting from any act or transaction of Tenant Group; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended.  Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord reasonably incurs in any such claim or action.

Section 12.02.        Landlord’s Consent.  Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.

ARTICLE THIRTEEN:        MISCELLANEOUS PROVISIONS

Section 13.01.        Non-Discrimination.  Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 13.02.        Landlord’s Liability; Certain Duties.

(a)           As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question.  Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title.  Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, provided the transferee assumes all of Landlord’s obligations from the date of transfer.  However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b)           Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing.  Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice.  However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) -day period and thereafter diligently pursued to completion.

(c)           Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property, and neither the Landlord nor its partners, shareholders, officers or other principals shall have any personal liability under this Lease.

Section 13.03.        Severability.  A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

Section 13.04.        Interpretation.  The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease.  Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular.  The masculine, feminine and neuter genders shall each include the other.  In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s expressed or implied permission.

Section 13.05.        Incorporation of Prior Agreements; Modifications.  This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective.  All amendments to this Lease shall be in writing and signed by all parties.  Any other attempted amendment shall be void.

Section 13.06.        Notices.  All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by national overnight carrier or certified mail, return receipt requested, postage prepaid.  Notices to Tenant shall be delivered to the address specified in Section 1.03 above.  Notices to Landlord shall be delivered to the address specified in Section 1.02 above.  All notices shall be effective upon delivery.  Either party may change its notice address upon written notice to the other party.

Section 13.07.        Waivers.  All waivers must be in writing and signed by the waiving party.  Landlord’s failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future.  No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord.  Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

Section 13.08.        No Recordation.  Tenant shall not record this Lease without prior written consent from Landlord.  However, either Landlord or Tenant may require that a “Short Form” memorandum of this Lease executed by both parties be recorded.  The party requiring such recording shall pay all transfer taxes and recording fees.

Section 13.09.        Binding Effect; Choice of Law.  This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant.  However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease.  The laws of the state in which the Property is located shall govern this Lease.

Section 13.10.        Corporate Authority; Partnership Authority.  If Tenant is a corporation, such corporation represents and warrants that each person signing this Lease on behalf of Tenant has full authority to do so and that this Lease binds the corporation.  Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord.  If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership.  Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition.  Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership.

Section 13.11.        Joint and Several Liability.

Section 13.12.        See Addendum Section 13.12

Section 13.13.        Execution of Lease.  This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.  Landlord’s delivery of this Lease to Tenant shall not be deemed to be an offer to lease and shall not be binding upon either party until executed and delivered by both parties.

Section 13.14.        Survival.  All representations and warranties of Landlord and Tenant shall survive the termination of this Lease.

ARTICLE FOURTEEN:       BROKERS

Section 14.01.        Broker’s Fee.  When this Lease is signed by and delivered to both Landlord and Tenant, Landlord shall pay a real estate commission to Landlord’s Broker named in Section 1.08 above, if any, as provided in the written agreement between Landlord and Landlord’s Broker, or the sum stated in Section 1.09 above for services rendered to Landlord by Landlord’s Broker in this transaction.  Landlord shall pay Landlord’s Broker a commission if Tenant exercises any option to extend the Lease Term or to buy the Property, or any similar option or right which Landlord may grant to Tenant, or if Landlord’s Broker is the procuring cause of any other lease or sale entered into between Landlord and Tenant covering the Property.  Such commission shall be the amount set forth in Landlord’s Broker’s commission schedule in effect as of the execution of this Lease.  If a Tenant’s Broker is named in Section 1.08 above, Landlord’s Broker shall pay an appropriate portion of its commission to Tenant’s Broker if so provided in any agreement between Landlord’s Broker and Tenant’s Broker.  Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than Landlord’s Broker.

Section 14.02.        Protection of Brokers.  If Landlord sells the Property, or assigns Landlord’s interest in this Lease, the buyer or assignee shall, by accepting such conveyance of the Property or assignment of the Lease, be conclusively deemed to have agreed to make all payments to Landlord’s Broker thereafter required of Landlord under this Article Fourteen.  Landlord’s Broker shall have the right to bring a legal action to enforce or declare rights under this provision.  The prevailing party in such action shall be entitled to reasonable attorneys’ fees to be paid by the losing party.  Such attorneys’ fees shall be fixed by the court in such action.  This Paragraph is included in this Lease for the benefit of Landlord’s Broker.

Section 14.03.        Broker’s Disclosure of Agency.  Landlord’s Broker hereby discloses to Landlord and Tenant and Landlord and Tenant hereby consent to Landlord’s Broker acting in this transaction as the agent of (check one):

☒    Landlord exclusively; or

☐    both Landlord and Tenant.

Section 14.04.        No Other Brokers.  Tenant represents and warrants to Landlord that the brokers named in Section 1.08 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property.

ADDITIONAL PROVISIONS MAY BE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO OR IN THE BLANK SPACE BELOW.  IF NO ADDITIONAL PROVISONS ARE INSERTED, PLEASE DRAW A LINE THROUGH THE SPACE BELOW.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialed all Riders which are attached to or incorporated by reference in this Lease.

“LANDLORD”

Signed on	, 19	MAJESTIC-MAPA PROPERTIES, LLC,
a California limited liability company
at
MAJESTIC REALTY CO., a California corporation		By:	MAJESTIC REALTY CO., a California corporation, its manager

By:	/s/ Edward P. Roski, Jr.

Its:		By:	/s/ David A. Wheeler

		Its:	Executive Vice President

By:	/s/ David A. Wheeler

Its:		By:	/s/ Edward P. Roski Jr.

		Its:	President

“TENANT”

Signed on	, 19	GILEAD SCIENCES, Inc. a Delaware corporation

at
		By:	/s/ Crispin G.S. Eley

		Its:	V.P. Pharmaceutical Operations

		By:	/s/ Anthony D. Caracciolo

		Its:	V.P. Manufacturing

IN ANY REAL ESTATE TRANSACTION, IT IS RECOMMENDED THAT YOU CONSULT WITH A PROFESSIONAL, SUCH AS A CIVIL ENGINEER, INDUSTRIAL HYGIENIST OR OTHER PERSON WITH EXPERIENCE IN EVALUATING THE CONDITION OF THE PROPERTY, INCLUDING THE POSSIBLE PRESENCE OF ASBESTOS, HAZARDOUS MATERIALS AND UNDERGROUND STORAGE TANKS.

THIS PRINTED FORM LEASE HAS BEEN DRAFTED BY LEGAL COUNSEL AT THE DIRECTION OF THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS,® INC.  NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE SOUTHERN CALIFORNIA CHAPTER OF THE SOCIETY OF INDUSTRIAL AND OFFICE REALTORS,® INC., ITS LEGAL COUNSEL, THE REAL ESTATE BROKERS NAMED HEREIN, OR THEIR EMPLOYEES OR AGENTS, AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT OR TAX CONSEQUENCES OF THIS LEASE OR OF THIS TRANSACTION.  LANDLORD AND TENANT SHOULD RETAIN LEGAL COUNSEL TO ADVISE THEM ON SUCH MATTERS AND SHOULD RELY UPON THE ADVICE OF SUCH LEGAL COUNSEL.

ADDENDUM TO INDUSTRIAL REAL ESTATE LEASE

This Addendum (“Addendum”) is made and entered into by MAJESTIC-MAPA PROPERTIES, LLC., a California limited liability company and MAJESTIC REALTY CO., a California corporation (collectively, “Landlord”) and GILEAD SCIENCES, INC., a Delaware corporation (“Tenant”), and is dated as of the date set forth on Section 1.01 of the Industrial Real Estate Lease between Landlord and Tenant (“Lease”) to which this Addendum is attached.  The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease.  To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Lease, the terms and conditions of this Addendum shall control.

SECTION 1.12(a)                  BASE RENT.

Commencing as of the twenty-fifth (25th) “Lease Month,” as that term is defined below, and continuing through the thirty-sixth (36th) Lease Month, the monthly Base Rent shall be an amount equal to TWENTY-FOUR THOUSAND SIX HUNDRED FIFTY-SIX AND NO/100  DOLLARS ($24,656.00).  Commencing as of the thirty-seventh (37th) Lease Month and continuing through the sixtieth (60th) Lease Month, the monthly Base Rent shall be equal to TWENTY-FIVE THOUSAND SEVEN HUNDRED TWENTY-EIGHT AND NO/100  DOLLARS ($25,728.00).  The term “Lease Month” shall mean each consecutive month during the Lease Term, with the first Lease Month commencing on the Lease Commencement Date.

SECTION 5.02                       MANNER OF USE.

Section 5.02 is hereby amended by adding the following at the end thereof:

“Tenant shall not do anything or suffer anything to be done in or about the Property which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated (collectively, “Applicable Laws”).  Tenant shall, at its sole cost and expense, promptly comply with any Applicable Laws which relate to (i) Tenant’s specific use of the Property, (ii) any alteration or any tenant improvements or which are triggered by any alteration or any tenant improvement made by Tenant.  Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by any state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Landlord and Tenant, as applicable, agree, at its sole cost and expense to comply promptly with such standards or regulations.  The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.  Landlord shall comply with all Applicable Laws relating to the Property, as of the Lease Commencement Date if compliance with such Applicable Laws is required by a governmental agency and provided that compliance with such Applicable Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord’s failure to comply therewith would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees.”

SECTION 5.03                       HAZARDOUS MATERIALS.

5.03.1      DEFINITIONS.

A.            “Hazardous Material” means any substance, whether solid, liquid or gaseous in nature:

(i)            the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

(ii)           which is or becomes defined as a “hazardous waste,” “hazardous substance,”  pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or

542 West Covina Blvd., San Dimas, CA
September 6, 2000	[GILEAD SCIENCES, INC.]

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amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49  U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251  et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C.  section 651 et seq.), as these laws have been amended or supplemented; or

(iii)          which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

(iv)          the presence of which on the Property causes or threatens to cause a nuisance upon the Property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or

(v)           the presence of which on adjacent properties could constitute a trespass by Tenant; or

(vi)          without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

(vii)         without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(viii)        without limitation which contains radon gas.

B.            “Environmental Requirements” means all applicable present and future:

(i)            statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies; and

(ii)           all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials or chemical substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or chemical substances.

C.            “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or migrating or threatening to migrate to or from the Property, or the existence of a violation of Environmental Requirements pertaining to the Property and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property.  Environmental Damages include, without limitation:

(i)            damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it may be entitled under any industrial or worker’s compensation laws);

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(ii)           fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency or reasonably necessary to make full economic use of the Property or any other property in a manner consistent with its current use or otherwise expended in connection with such conditions, and including, without limitation, any attorneys’ fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

(iii)          liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subparagraph (ii) above; and

(iv)          diminution in the fair market value of the Property, including, without limitation, any reduction in fair market rental value or life expectancy of the Property or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or any portion thereof.

D.            “Governmental Agency” means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E.             The “Tenant Group” means Tenant, Tenant’s successors, assignees, guarantors, officers, directors, agents, employees, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the term of this Lease with the permission or knowledge of Tenant other than Landlord or its agents or employees.

5.03.2      PROHIBITIONS.

A.            Other than normal quantities of general office supplies and except as specified on Exhibit ”D” attached hereto, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Property by the Tenant Group, or any other person without the prior written consent of Landlord.  From time to time during the term of this Lease, Tenant may request Landlord’s approval of Tenant’s use of other Hazardous Materials, which approval may be withheld in Landlord’s sole discretion.  Tenant shall, prior to the Commencement Date, provide to Landlord for those Hazardous Materials described on Exhibit “D” (a) a description of handling, storage, use and disposal procedures, and (b) all “community right to know” plans or disclosures and/or emergency response plans which Tenant is required to supply to local Governmental Agencies pursuant to any Environmental Requirements.

B.            Tenant shall not cause, permit or suffer the existence or the commission by the Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Property.

C.            Tenant shall neither create or suffer to exist, nor permit the Tenant Group to create or suffer to exist any lien, security interest or other charge or encumbrance of any kind with respect to the Property, including, without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(1)) or any similar state statute.

D.            Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord’s prior written consent.

5.03.3      INDEMNITY.

A.            Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

(i)            Landlord; and

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(ii)           any other person who acquires all or a portion of the Property in any manner (including purchase at a foreclosure sale) or who becomes entitled to exercise the rights and remedies of Landlord under this Lease; and

(iii)          the directors, officers, shareholders, employees, partners, agents, contractors, subcontractors, experts, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of such persons, from and against any and all Environmental Damages which exist as a result of the activities or negligence of the Tenant Group or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Lease, or by Tenant’s remediation of the Property or failure to meet its obligations contained in this Lease.

B.            The obligations contained in this Section 5.03 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons.  Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

C.            Landlord shall have the right but not the obligation to join and participate in, and control, if it so elects, any legal proceedings or actions initiated in connection with Tenant’s Hazardous Material activities.  Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Property by a Hazardous Material.

D.            The obligations of Tenant in this paragraph shall survive the expiration or termination of this Lease.

E.             The obligations of Tenant under this paragraph shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

5.03.4      OBLIGATION TO REMEDIATE.

In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord, promptly take all actions to remediate the Property which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Property, which remediation is necessitated from the presence upon, about or beneath the Property, at any time during or upon termination of this Lease, of a Hazardous Material or a violation of Environmental Requirements existing as a result of the activities or negligence of the Tenant Group.  Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work, whether on or off the Property, which shall be performed in a manner approved by Landlord.  Tenant shall take all actions necessary to restore the Property to the condition existing prior to the Tenant Group’s introduction of Hazardous Material upon, about or beneath the Property, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

5.03.5      RIGHT TO INSPECT.

Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property, including invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of the Lease, including, but not limited to, the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon.  Landlord shall have the right, but not the duty, to retain any independent professional consultant (the “Consultant”) to enter the Property to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance.  The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material on the Property or any other property caused by the activities or negligence of the Tenant Group (other than

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Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant.  Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Property and to perform such tests on the Property as are reasonably necessary to conduct such reviews and investigations.  Landlord shall use commercially reasonable efforts to minimize interference with the business of Tenant.

5.03.6      NOTIFICATION.

If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Property or pastor present activities of any person thereon, including, but not limited to, notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same.  Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.

If requested by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office supplies referred to in Section 5.03.2 of this Addendum, which were used, generated, treated, handled, stored or disposed of on the Property or which Tenant intends to use, generate, treat, handle, store or dispose of on the Property.  The foregoing in no way shall limit the necessity for Tenant obtaining Landlord’s consent pursuant to Section 5.03.2 of this Addendum.

5.03.7      SURRENDER OF PROPERTY.

In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after Tenant fully surrenders possession of the Property, Landlord may have an environmental assessment of the Property performed in accordance with Section 5.03.5 of this Addendum.  Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property caused by the activities or negligence of the Tenant Group.

5.03.8      ASSIGNMENT AND SUBLETTING.

In the event the Lease provides that Tenant may assign the Lease or sublet the Property subject to Landlord’s consent and/or certain other conditions, and if the proposed assignee’s or sublessee’s activities in or about the Property involve the use, handling, storage or disposal of any Hazardous Materials other than general office supplies or those used by Tenant and in quantities and processes similar to Tenant’s uses in compliance with the Addendum, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee’s or sublessee’s activities pose no materially greater risk of contamination to the Property than do Tenant’s permitted activities in view of (a) the quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or sublessee, (b) the precautions against a release of Hazardous Materials such assignee or sublessee agrees to implement, (c) such assignee’s or sublessee’s financial condition as it relates to its ability to fund a major clean-up and (d) such assignee’s or sublessee’s policy and historical record respecting its willingness to respond to the clean up of a release of Hazardous Materials.

5.03.9      SURVIVAL OF HAZARDOUS MATERIALS OBLIGATION.

Tenant’s breach of any of its covenants or obligations under this Addendum shall constitute a material default under the Lease.  The obligations of Tenant under this Addendum shall survive the expiration or earlier termination of the Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under the Lease.

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5.03.10    LANDLORD’S HAZARDOUS MATERIALS OBLIGATIONS.

Landlord shall be solely responsible to remediate claims, judgments, damages, penalties, fines, costs, liabilities and losses which arise as a result of any contamination directly arising from the introduction of Hazardous Materials into the Property by Landlord, its agents, employees or contractors in compliance with applicable law.  Notwithstanding the foregoing, Landlord shall not be responsible or liable for any consequential damages.  The obligation of Landlord in this Section 5.03.10 shall survive the expiration or termination of this Lease.

SECTION 5.04                       SIGNS.

Notwithstanding the foregoing, subject to Landlord’s prior written approval, which shall not be unreasonably withheld, delayed or conditioned, and provided all signs are in keeping with the quality, design and style of the industrial park within which the Property is located, Tenant, at its sole cost and expense, may install identification signage (limited to one monument sign (“Monument Sign”) and two property building signs (“Building Sign”) per street frontage (collectively, “sign(s)”) in the Property; provided, however, that (i) the size, color, location, materials and design of such sign shall be subject to Landlord’s prior written consent, which shall not be unreasonably withheld, delayed or conditioned; (ii) such sign shall comply with all applicable governmental rules and regulations and the Property’s covenants, conditions and restrictions; (iii)  such sign shall be personal to the original Tenant named in Section 1.03 of this Lease (and not any other assignee, sublessee or transferee of Tenant’s interest in this Lease) (“Original Tenant”); (iv)  such Building Sign shall not be painted directly on the building or attached or placed on the roof of the building; (v) such sign shall only advertise Gilead Sciences, and its pharmaceutical business; (vi)  consistent with Landlord’s signage program and rules; (vii) Tenant’s continuing signage right shall be contingent upon the Original Tenant actually occupying the entire Property; and (viii) Tenant’s continuing signage right shall be contingent upon Tenant maintaining such sign in a first-class condition.  Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance of Tenant’s sign(s).  Upon the expiration or earlier termination of this Lease, Tenant shall cause Tenant’s sign(s) to be removed and shall repair any damage caused by such removal.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed by Landlord without notice by Landlord to Tenant at Tenant’s sole cost and expense.”

SECTION 5.05                       LANDLORD’S INDEMNITY.

Landlord agrees to indemnify and hold harmless Tenant against and from any and all claims and costs, reasonable attorneys’ fees or liabilities incurred as a direct result of any claim or any action or proceeding directly arising from the following, except to the extent of Tenant’s actions or omissions: (i) any breach or default in the performance of any obligation of Landlord hereunder; or (ii) any active negligence or willful misconduct of Landlord, or any of its agents, employees, invitees, licensees or contractors.  Notwithstanding anything to the contrary set forth in this Lease, either party’s agreement to indemnify the other party as set forth in this Section 5.05 shall be ineffective to the extent the matters for which such party agreed to indemnify the other party are covered by insurance required to be carried by the non-indemnifying party pursuant to this Lease.  Further, Tenant’s agreement to indemnify Landlord and Landlord’s agreement to indemnify Tenant pursuant to this Section 5.05, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover, or if carried, would have covered the matters, subject to the parties’ respective indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.  Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, consequential damages other than those consequential damages incurred by Landlord in connection with a holdover of the Property by Tenant after the expiration or earlier termination of this Lease, incurred by Landlord in connection with the contamination of the Property or any property resulting from the presence or use of Hazardous Materials caused or permitted by the Tenant Group or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Property.  If either party breaches this Lease by its failure to carry the required insurance hereunder, such failure shall automatically be deemed to be a covenant and agreement by the failing party to self-insure such required coverage, with full waiver of subrogation in favor of the other party.

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SECTION 6.03          LANDLORD’S OBLIGATIONS.

Subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), and except for damage caused by any act or omission of Tenant, or Tenant’s employees, agents, contractors or invitees, or as a result of Tenant’s alterations, Landlord shall keep the structural portions of the building foundation, roof structure and the exterior walls on the Property in good order, condition and repair.  However, Landlord shall not be obligated to maintain or repair roof membrane, windows, doors, plate glass or the surfaces of walls.  Landlord shall not be obligated to make any repairs under this Section 6.03 until a reasonable time after receipt of a written notice from Tenant of the need for such repairs.  Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord’s expense or to terminate the Lease because of the condition of the Property.  Landlord hereby assigns to Tenant all warranties and guaranties by the contractor who constructed the building and Tenant Improvements located on the Property and Tenant waives all claims against Landlord relating thereto.

SECTION 6.06                       CONDITION UPON TERMINATION.

Section 6.06 is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, Tenant may request at the time it seeks Landlord’s consent to any alterations, additions or improvements (collectively, the “Alterations”), that Landlord state at the time it grants approval, whether or not removal will be required at the end of the Lease Term.  Such request shall specifically cite this Lease provision and Landlord’s obligation to make such statement.”

SECTION 9.02                       TENANT AFFILIATE.

Notwithstanding anything to the contrary contained in Section 9.01 of this Lease, an assignment or subletting of all or a portion of the Property to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) or to any corporation resulting from a merger of, consolidation with or acquisition of Tenant (collectively, “Tenant Affiliate”), shall not be deemed a transfer under Section 9.01 for which consent is required, provided that: (i)  Tenant notifies Landlord of any such assignment or sublease; (ii) promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such affiliate; (iii) if requested by Landlord, guaranty this Lease using Landlord’s standard guaranty form;  (iv) Tenant Affiliate assumes all of Tenant’s obligations under this Lease; and (v) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease.  “Control,” as used herein, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.  In such instance, Tenant shall not be obligated to pay Landlord the increased Base Rent described in Section 9.05(b)(i)  resulting from a Profit derived from Tenant’s Affiliate.

SECTION 10.07                     ARBITRATION.

10.07.1    General Submittals to Arbitration.  The submittal of all matters to arbitration in accordance with the terms of this Section 10.07 is the sole and exclusive method, means and procedure to resolve any and all claims, disputes or disagreements arising under this Lease, including, but not limited to, any matter relating to Landlord’s failure to approve an assignment, sublease or other transfer of Tenant’s interest in the Lease under the terms of this Lease, any other defaults by Landlord, or any default by Tenant, except for (i) the determination of the Fair Rental Value, which determination shall be made pursuant to Option to Extend Term Lease Rider attached to this Lease, (ii) all claims by either party which (A) seek anything other than enforcement of rights under this Lease, including, without limitation, a claim of constructive eviction, or (B) are primarily founded upon matters of fraud, willful misconduct, bad faith or any other allegations of tortious action, and seek the award of punitive or exemplary damages, (iii) Landlord’s exercise of any unlawful detainer rights pursuant to California law or rights or remedies used by Landlord to gain possession of the Property or terminate Tenant’s right of possession to the Property, and disputes relating thereto, which matters shall be resolved by suit filed in the Superior Court of Los Angeles County, California, the decision of which court shall be subject to appeal pursuant to applicable law, and (iv) claims for restraining orders or other injunctive relief.  The parties hereby irrevocably waive any and all rights to the contrary and shall at all times conduct themselves in strict, full, complete

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and timely accordance with the terms of this Section 10.07 and all attempts to circumvent the terms of this Section 10.07 shall be absolutely null and void and of no force or effect whatsoever.  As to any matter submitted to arbitration (except with respect to the payment of money) to determine whether a matter would, with the passage of time, constitute a default under this Lease, such passage of time shall not commence to run until any such affirmative arbitrated determination, as long as it is simultaneously determined in such arbitration that the challenge of such matter as a potential default by Tenant or Landlord, as the case may be, was made in good faith.  As to any matter submitted to arbitration with respect to the payment of money, to determine whether a matter would, with the passage of time, constitute a default under this Lease, such passage of time shall not commence to run in the event that the party which is obligated to make the payment does in fact make the payment to the other party.  Such payment can be made “under protest,” which shall occur when such payment is accompanied by a good faith notice stating the reasons that the party has elected to make a payment under protest.  Such protest will be deemed waived unless the subject matter identified in the protest is submitted to arbitration as set forth in this Section 10.07.

10.07.2    Retired Judges.  Any dispute to be arbitrated pursuant to the provisions if this Section 10.07 shall be determined by binding arbitration before a retired judge of the Superior Court of the State of California, or a retired judge from the California Court of Appeal (the “Arbitrator”).   Such arbitration shall be initiated by the parties, or either of them, within ten (10) days after either party sends written notice (the “Arbitration Notice”) of a demand to arbitrate by registered or certified mail to the other party.  The Arbitration Notice shall contain a description of the subject matter of the arbitration, the dispute with respect thereto, the amount involved, if any, and the remedy or determination sought.  The parties shall thereupon select a retired judge from either the Superior Court of California or the California Court of Appeal to serve as the Arbitrator.  If the parties are unable to promptly agree on the identity of the Arbitrator, then the retired judge which shall serve as Arbitrator shall be selected by the Presiding Judge of the Los Angeles County Superior Court.  Upon selection of the Arbitrator, the parties’ dispute shall be resolved by binding arbitration under the commercial arbitration rules of the American Arbitration Association then in effect.

10.07.3    Arbitration Procedure.

10.07.3.1             Pre-Decision Actions.  The Arbitrator shall schedule a pre-hearing conference to resolve procedural matters, arrange for the exchange of information, obtain stipulations, and narrow the issues.  The parties will submit proposed discovery schedules to the Arbitrator at the pre-hearing conference.  The scope and duration of discovery will be within the sole discretion of the Arbitrator.  The Arbitrator shall have the discretion to order a pre-hearing exchange of information by the parties, including, without limitation, production of requested documents, exchange of summaries of testimony of proposed witnesses, and examination by deposition of parties and third-party witnesses.  This discretion shall be exercised in favor of discovery reasonable under the circumstances.

10.07.3.2             The Decision.  The arbitration shall be conducted in Los Angeles, California.  Any party may be represented by counsel or other authorized representative.  In rendering a decision(s), the Arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of California and the terms and provisions of this Lease.  The Arbitrator’s decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom.  The Arbitrator may make any determination, and/or grant any remedy or relief that is just and equitable.  The decision must be based on, and accompanied by, a written statement of decision explaining the factual and legal basis for the decision as to each of the principal controverted issues.  The decision shall be conclusive and binding, and it may thereafter be confirmed as a judgment by the Superior Court of the State of California, subject only to challenge on the grounds set forth in California Code of the Civil Procedure Section 1286.2.  The validity and enforceability of the Arbitrator’s decision is to be determined exclusively by the California courts pursuant to the provisions of this Lease.  The Arbitrator may award costs, including, without limitation, attorneys’ fees, and expert and witness costs, to the prevailing party, if any, as determined by the Arbitrator in the Arbitrator’s discretion.   The Arbitrator’s fees and costs shall be paid by the non-prevailing party as determined by the Arbitrator in the Arbitrator’s discretion.  A party shall be determined by the Arbitrator to be the prevailing party if its proposal for the resolution of dispute is the closer to that adopted by the Arbitrator.

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SECTION 11.01     NON-DISTURBANCE.

Landlord shall use commercially reasonable efforts to provide Tenant with a non-disturbance agreement, in such form as attached hereto as Exhibit “B” from Landlord’s presently existing lender.

SECTION 13.12                     FORCE MAJEURE.

If Landlord or Tenant cannot perform any of its obligations due to events beyond such applicable party’s control, except with respect to the obligations imposed with regard to Base Rent, Additional Rent and other charges to be paid by Tenant pursuant to this Lease, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events.  Events beyond Landlord’s or Tenant’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, waiting periods for obtaining governmental permits or approval or weather conditions.

ARTICLE FIFTEEN
REVENUE AND EXPENSE ACCOUNTING

Landlord and Tenant agree that, for all purposes (including any determination under Section 467 of the Internal Revenue Code), rental income will accrue to the Landlord and rental expenses will accrue to the Tenant in the amounts and as of the dates rent is payable under the Lease.

ARTICLE SIXTEEN
LANDSCAPE MAINTENANCE

Notwithstanding the provisions of Sections 6.03 and 6.04, Landlord shall maintain, at Tenant’s expense, the landscaping of the Property and, if applicable, the common areas.  Such maintenance shall include gardening, tree trimming, replacement or repair of landscaping, landscape irrigation systems and similar items.  Such maintenance shall also include sweeping and cleaning of asphalt, concrete or other surfaces on the driveway, parking areas, yard areas, loading areas or other paved or covered surfaces.  In connection with Landlord’s obligations under this Article, Landlord may enter into a contract with a landscape contractor of Landlord’s choice to provide some (but not necessarily all) of the maintenance services listed above.  Tenant’s monthly cost of such contract, hereinafter referred to as the “Landscape Fee” is currently SIX HUNDRED FIFTY AND NO/100 DOLLARS ($650.00).  Landlord shall use its commercially reasonable efforts to maintain competitive contracts and shall promptly notify Tenant of any increase in the Landscape Fee.  Tenant agrees to pay monthly to Landlord, as Additional Rent, the Landscape Fee.  Tenant shall make such payment together with Tenant’s monthly rental payment, without the necessity of notice from Landlord.  It is the understanding of the parties that the Landscape Fee only pertains to routine landscape maintenance on the Property and that Landlord may incur expenses in addition to the Landscape Fee (which shall not include Landlord’s overhead and Landlord’s administrative expenses) in meeting its obligations set forth above.  Tenant shall pay to Landlord, as Additional Rent, within ten (10) days after demand therefore, the cost of such additional expenses.

ARTICLE SEVENTEEN
PURCHASE OPTION - RIGHT OF FIRST REFUSAL

Landlord hereby grants to the original Tenant, whose name is set forth in Section 1.03 of this Lease (“Original Tenant”) and Tenant Affiliate, a one-time right of first refusal to purchase the Property, in accordance with the terms of this Article 17.  Landlord agrees that provided Tenant has not been in default under this Lease, Landlord shall deliver written notice to Tenant (“Landlord’s First Refusal Notice”) prior to the time Landlord intends to submit to a “third party,” or accept from a “third party,” a bona fide proposal to purchase the entire Property.  For purposes of this Article 17  a “third party” shall not include a party affiliated or related to Landlord.  Landlord shall identify in Landlord’s First Refusal Notice the economic terms upon which Landlord would sell the Property to Tenant, including, without limitation, the anticipated closing date and the purchase price to be paid for the Property (collectively, the “Economic Terms”).

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SECTION 17.1                       PROCEDURE FOR ACCEPTANCE.

On or before the date which is seven (7) days after Tenant’s receipt of Landlord’s First Refusal Notice (the “Election Day”), Tenant shall deliver written notice to Landlord (“Tenant’s Election Notice”) pursuant to which Tenant shall have the one-time right to elect either to (i)  purchase the Property upon the Economic Terms set forth in the First Refusal Notice, or (ii) refuse to purchase the Property.  If Tenant does not respond in writing to Landlord’s First Refusal Notice by the Election Date, Tenant shall be deemed to have elected not to purchase the Property.

SECTION 17.2                       TENANT’S ELECTION NOT TO PURCHASE.

If Tenant elects or is deemed to have elected not to purchase the Property, then Tenant’s first refusal rights set forth in this Article 17 shall terminate with respect to the Property, and Landlord shall have the right to sell the Property to anyone to whom Landlord desires on any terms Landlord desires, provided, however, if Tenant sends a notice in accordance with Section 17.1(ii) above then Tenant’s right of first refusal may arise again if Landlord intends to sell the Property at a purchase price that is ten percent (10%) below such purchase price set forth in the Landlord First Refusal Notice or on other economic terms that are materially more favorable than such set forth in Landlord’s First Refusal Notice.

SECTION 17.3                       CONDITION OF PROPERTY.

If Tenant elects to purchase the Property pursuant to this Article 17, Landlord and Tenant shall promptly execute the proper documents necessary to memorialize Tenant’s purchase of the Property upon the terms and conditions set forth in this Article 17.  If Tenant purchases the Property pursuant to the terms of this Article 17, Tenant shall take the Property in its “AS-IS” condition, unless otherwise specified as part of the Economic Terms in Landlord’s First Refusal Notice, subject, however, to Tenant’s review and approval of a preliminary title report within ten (10) days after receipt thereof.

SECTION 17.4                       SUSPENSION OF RIGHT OF FIRST REFUSAL.

Tenant shall not have the right to purchase the Property as provided in this Article 17 if, as of the date of attempted exercise of this right of first refusal by Tenant or as of the date escrow closes, Tenant has been in default under this Lease beyond applicable notice and cure periods.  In addition, and notwithstanding anything to the contrary contained in this Article 17, the rights to purchase the Property contained in this Article 17 shall be personal to the Original Tenant and Tenant Affiliate and may only be exercised by the Original Tenant (and not any assignee, sublessee or other transferee of Tenant’s interest in this Lease) and Tenant Affiliate if, at the time of the attempted exercise of any such right of first refusal, the Original Tenant and Tenant Affiliate occupies the entire Property.

SECTION 17.5                       MULTIPLE BUILDING TRANSACTIONS.

Notwithstanding anything to the contrary herein, Tenant’s right of first refusal shall not apply to and shall not include: (i) “REIT” transactions; (ii) if the Property is part of multiple properties included within a “package sale”; (iii) any sale or transfer that is not for 100% of the Property; and (iv) any sale or transfer that is with a party affiliate or related to Landlord.

SECTION 17.6                       1031 EXCHANGE.

As an accommodation to Landlord, Tenant agrees to cooperate with Landlord in effectuating a like-kind exchange of the Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Exchange”), including the execution of documents related thereto.

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FIRST AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE

This FIRST AMENDMENT TO INDUSTRIAL REAL ESTATE LEASE (“First Amendment”) is made and entered into as of March 3, 2003 (the “First Amendment Date”), by and between MAJESTIC-MAPA PROPERTIES, LLC, a California limited liability company (“Landlord”), and GILEAD SCIENCES, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A.            Tenant and Landlord entered into that certain Industrial Real Estate Lease (the “Lease”), dated July 20, 2000, whereby Landlord leased to Tenant and Tenant leased from Landlord approximately 53,600 square feet of space (the “Property”) more commonly known as 542 West Covina Boulevard, San Dimas, California.

B.            The parties desire to amend the Lease on the terms and conditions set forth in this First Amendment.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Terms.  All undefined terms when used herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this First Amendment.

2.             Lease Term.

2.1           Extended Lease Term.  The Lease Term is currently scheduled to expire on May 31, 2006 (the “Lease Expiration Date”).  As of the First Amendment Date, the Lease Term is extended to November 30, 2013 (the “Revised Lease Expiration Date”), and, unless sooner terminated under the terms of the Lease, as amended by this First Amendment, will expire on the Revised Lease Expiration Date.  The period of time beginning on the day following the Lease Expiration Date and continuing through the Revised Lease Expiration Date is the “Extended Lease Term.”

2.2           Termination Right.  Tenant shall have the one-time right to terminate the Lease, as amended, effective as of December 1, 2009 (the “Termination Date”), provided that:  (a) Landlord receives written notice (the “Termination Notice”) from Tenant on or before the date which is twelve (12) months prior to the Termination Date stating that Tenant intends to terminate the Lease, as amended, pursuant to the terms and conditions of this Section 2.2; (b) concurrent with Landlord’s receipt of the Termination Notice, Landlord receives from Tenant the sum of ONE HUNDRED FIFTY-FIVE THOUSAND SIX HUNDRED FIFTY-FOUR AND 40/100 DOLLARS ($155,654.40) as consideration for and as a condition precedent to such early termination; and (c) Tenant has not been in default under the Lease, as amended, as of the date of

542 West Covina Blvd., San Dimas, CA
April 7, 2003	(GILEAD SCIENCES, INC.)

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Tenant’s delivery of the Termination Notice or Termination Date.  Provided that Tenant terminates the Lease, as amended, pursuant to the terms of this Section 2.2, the Lease, as amended, shall automatically terminate and be of no further force or effect as of the Termination Date, and Landlord and Tenant shall be relieved of their respective obligations under the Lease, as amended, specifically including, without limitation, any right, if any, Tenant may have to audit or review Landlord’s books and records or to contest Tenant’s payment of Additional Rent; provided, however, notwithstanding anything to the contrary contained in the Lease, as amended, with respect to any obligation of Tenant under the Lease, as amended, which accrues prior to the Termination Date and is not satisfied by Tenant prior to the Termination Date (e.g., Tenant’s payment of Rent and Tenant’s maintenance and repair obligations), and Tenant’s obligations that survive the termination of the Lease, as amended (including, without limiting to, Tenant’s obligation to remediate any Environmental Damages), Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease, as amended.  Tenant shall vacate the Property pursuant to the Lease, as amended, and surrender and deliver exclusive possession thereof to Landlord on or before the Termination Date in accordance with the provisions of the Lease, as amended.  In the event Tenant retains possession of the Property or any part thereof after the Termination Date, then the provisions of Section 2.04 of the Lease, as amended, shall apply.  The rights contained in this Section 2.2 shall be personal to the Tenant named in the Summary (and not any assignee, sublessee or other transferee of Tenant’s interest in the Lease, as amended) (the “Original Tenant”) and may only be exercised by the Original Tenant if the Original Tenant occupies the entire Property.

3.             Rent.

3.1           Base Rent.  Commencing as of June 1, 2006 and continuing until May 31, 2011, Tenant will pay an amount equal to TWENTY-FIVE THOUSAND NINE HUNDRED FORTY-TWO AND 40/100 DOLLARS ($25,942.40) per month as Base Rent due under the Lease, as amended by this First Amendment.  Commencing as of June 1, 2011 and continuing until the Revised Lease Expiration Date, Tenant will pay an amount equal to TWENTY-EIGHT THOUSAND FIVE HUNDRED THIRTY-SIX AND 64/100 DOLLARS ($28,536.64) per month as Base Rent due under the Lease, as amended by this First Amendment.

3.2           Security Deposit; Termination; Advance Payment.  Section 3.04 of the Lease shall be deleted and replaced as follows:

“Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this Lease, Landlord shall (within sixty (60) days from Tenant delivering exclusive possession of the Property to Landlord) refund to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for real property taxes and other reserves which apply to any time periods after termination of the Lease.”

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3.3           Real Estate Taxes.  Tenant shall, as set forth in Section 4.02(a) of the Lease, pay the real property taxes directly to the respective taxing authority.

3.4           Real Property Tax Penalty.  Section 4.02(a) of the Lease shall be revised that Tenant shall only be responsible for any real property tax penalty to the extent such penalty is caused by Tenant’s acts or omissions.

3.5           Late Charge.  Effective as of the commencement of the Extended Lease Term, the late charge as set forth in Section 4.05 of the Lease shall be reduced to eight percent (8%).

3.6           Landlord’s Books and Records.  In the event that Tenant disputes the amount of any statement (“Statement”) delivered by Landlord, then within six (6) months after receipt of such Statement by Tenant, Tenant shall have the right to request and receive from Landlord any reasonable backup information in Landlord’s possession regarding such Statement.

4.             Hazardous Material.  Effective as of the commencement of the Extended Lease Term, the following revisions shall be made to Section 5.03 of the Lease as set forth below:

4.1           Section 5.03.3.C of the Lease shall be deleted and replaced as follows:

“Landlord shall have the right, but not the obligation, to join and participate in control, with Tenant’s commercially reasonable consent, which consent shall not be unreasonably withheld, if it so elects, any legal proceedings or actions initiating connection with Tenant’s Hazardous Material activities on the Property.  Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Property by a Hazardous Material.”

4.2           The following shall be added to the end of Section 5.03.3.E of the Lease:

“Landlord shall provide Tenant with copies of any information, report or related document that Landlord acquires, within thirty (30) days from completion and receipt of said report.”

4.3           The first sentence of Section 5.03.5 of the Lease shall be deleted and replaced as follows:

“Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter (upon twenty-four (24) hours notice, except no notice is required if Landlord has a reasonable belief that Tenant is creating Environmental Damage on the Property) and conduct an inspection of the Property, including invasive tests, during regular operative hours, to determine whether Tenant is complying with the terms of the Lease, including but not

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limited to the compliance of the Property and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property or surrounding properties and activities thereon.”

4.4           The first paragraph of Section 5.03.6 of the Lease shall be deleted and replaced as follows:

“If Tenant or Landlord shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant or Landlord for Environmental Damages in connection with the Property or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant or Landlord shall deliver to the other party within ten (10) days of the receipt of such notice or communication, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same.  Receipt of such notice shall not be deemed to create any obligation on the part of Landlord to defend or otherwise respond to any such notification.”

4.5           The following shall be added to the end of Section 5.03.7 of the Lease:

“Tenant shall have the right to observe Landlord’s environmental assessment.”

4.6           Section 5.03.10 of the Lease shall be deleted and replaced as follows:

“Landlord shall be solely responsible to remediate claims, judgments, damages, penalties, fines, costs, liabilities and losses which arise as a result of any contamination directly arising from the introduction of Hazardous Materials into the Property prior to Tenant’s occupancy or by Landlord, its agents, employees or contractors, in compliance with applicable law.  Notwithstanding the foregoing, Landlord shall not be responsible or liable for any consequential damages.  The obligation of Landlord in this Section 5.03.10 shall survive the expiration or termination of this Lease.”

5.             Alterations, Additions and Improvements.  Effective as of the commencement of the Extended Lease Term, the first sentence of Section 6.05 of the Lease shall be deleted and replaced as follows:

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“Tenant shall not make any alterations, additions, or improvements to the Property without Landlord’s prior written consent, which shall not be unreasonably withheld, except for non-structural alterations which do not exceed Sixty Thousand Dollars ($60,000) in cost per project and which are not visible from the outside of any building of which the Property is part.”

6.             Estoppel Certificate.  Effective as of the commencement of the Extended Lease Term, the following shall be added to Section 1 1.04(c) of the Lease:

“Upon Tenant’s written request, Landlord shall execute an estoppel certificate certifying to Landlord’s actual knowledge without any duty to investigate whether or not:  (i) this Lease has been modified; (ii) this Lease has been canceled; and (iii) Tenant is in default under this Lease.”

7.             Tenant’s Financial Condition.  Effective as of the commencement of the Extended Lease Term, the following shall be added to Section 11.05 of the Lease:

“If the Original Tenant has not been in monetary default under this Lease then Landlord’s right to request financial statements shall not exceed one (1) time per calendar year (except if such financial statement is requested from Landlord’s lender).”

8.             Tenant’s Acceptance of the Property.  Landlord and Tenant acknowledge that Tenant has been occupying the Property pursuant to the Lease, since on or about April 2, 2001, and therefore Tenant continues to accept the Property in its presently existing, “as is” condition and Landlord has made no representation or warranty with regard to the condition of the Property or the suitability thereof for Tenant’s business, nor shall Landlord be obligated to provide or pay for any improvement work or services related to the improvement of the Property.

9.             Deletions.  Effective as of the First Amendment Date the Option to Extend Term Lease Rider, attached to the Lease is hereby deleted and shall be of no further force or effect.

10.           Brokers.  The parties recognize that the only broker involved in the negotiation of this First Amendment is Majestic Realty Co. and agree that Landlord shall be solely responsible for the payment of any “Brokerage Commission” to such broker.  Each party represents and warrants to the other that they have not dealt with any other broker in connection with the negotiation and consummation of this First Amendment and they each know of no other real estate broker, agent or finder who is, or might be, entitled to a commission or compensation in connection with this First Amendment.  Each party agrees to indemnify and defend the other party against, and hold the other party harmless from, any and all claims, demands, losses, liabilities, damages, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any other real estate broker or agent.

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11.           No Other Modifications.  Except as otherwise provided herein, all other terms and provisions of the Lease shall remain in full force and effect, unmodified by this First Amendment.

12.           Binding Effect.  The provisions of this First Amendment shall be binding upon and inure to the benefit of the heirs, representatives, successors and permitted assigns of the parties hereto.

13.           Authority.  The parties represent and warrant that they have the requisite authority to bind the entity on whose behalf they are signing.

14.           Counterparts.  This First Amendment may be executed in any number of original counterparts.  Any such counterpart, when executed, shall constitute an original of this First Amendment, and all such counterparts together shall constitute one and the same First Amendment.

[Signatures on next page.]

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IN WITNESS WHEREOF, the parties have entered into this First Amendment as of the date first set forth above.

“LANDLORD”			“TENANT”

MAJESTIC-MAPA PROPERTIES, LLC, a California limited liability company,			GILEAD SCIENCES, INC., a Delaware corporation

By:	MAJESTIC REALTY CO., a California corporation Its Manager		By:	/s/ Anthony D. Caracciolo
Its:

	By: :	/s/ David A. Wheeler, President	By:	/s/ Mark L. Perry

	By:	/s/ Jay H. Bradford		Its:	Executive Vice President, Operations
Executive Vice President and Chief Financial Officer

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